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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of July 31, 2002 by and between RME Acquisition Corp., a Minnesota corporation (the "Company"), and H. Allen Hughes, Jr., a resident of Tennessee ("Executive").

     WHEREAS, the Company has acquired the business (the "Business") and substantially all of the assets of Rehab Med Equip, Inc., a Tennessee corporation ("RME"); and

     WHEREAS, Executive has served as chairman of the board and chief executive officer of RME; and

     WHEREAS, the Company wishes to employ Executive in connection with the Business, and Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, for the consideration described below, the parties agree as follows:


I. Employment

     1.1 Employment As Executive. The Company hereby agrees to employ Executive as a General Manager of the Company for a three-year period commencing on the date hereof, renewable automatically for successive one-year periods, unless terminated by either Executive or the Company in accordance with Article III of this Agreement (such actual period of employment being referred to as the "Employment Period"). Executive accepts such employment pursuant to the terms of this Agreement. Executive shall perform such duties and responsibilities as may be determined from time to time by the Vice President of Marketing of Empi Corp., the parent corporation of the Company ("Empi"), to whom he shall report.

     1.2 Exclusive Services. Executive agrees to devote his full business time, attention, and energy to performing his duties and responsibilities to the Company under this Agreement during the Employment Period.

     1.3 Base of Operations. Executive's principal base of operations for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Collegedale, Tennessee, or within the area covered by a 35-mile radius of such location.

Compensation, Benefits, and Perquisites

     2.1 Salary. During the Employment Period, the Company shall pay Executive a salary at the annual rate of $103,600, payable in accordance with the Company's normal payroll payment schedule for salaried employees, but not less often than monthly. The President of Empi may review the salary periodically and may in his sole discretion increase it to reflect performance and other factors, although the Company is not obligated to provide for any

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increases. Executive's salary is subject to reduction only in connection with an across-the board reduction in salaries applicable to senior management of the Company and Empi generally.

     2.2 Incentive Bonus. During the Employment Period, Executive shall be eligible to earn an annual incentive bonus of up to 35% of salary, based on meeting certain objectives, both on an individual and Company basis, established by the Vice President of Marketing of Empi with Executive's input at the beginning of each fiscal year of the Company.

     2.3 Vacations. Executive shall be entitled to paid vacation of four weeks a year, to be scheduled in accordance with the policies of the Company.

     2.4 Employee Benefits. Executive shall be entitled to the benefits which the Company generally provides to its other employees from time to time under applicable Company plans and policies. Executive's participation in such benefit plans shall be on the same basis as applies to other employees of the Company and subject to the terms of applicable law, plan documents, and insurance policies; provided, that the Company shall credit to Executive, for purposes of eligibility to participate in, and for purposes of determining vesting under, all benefit plans (other than the annual incentive bonuses for fiscal 2002), all prior service of Executive recognized by RME prior to the date hereof. Executive shall pay any contributions which are generally required of employees to receive any such benefits.

     2.5 Employment Taxes and Withholding. Executive recognizes that the compensation and benefits provided by the Company under this Agreement may be subject to federal, state, or local income taxes. All such taxes shall be the responsibility of the Executive. To the extent that federal, state, or local law requires withholding of taxes on compensation and benefits provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Executive under this Agreement.

     2.6 Company Responsibility for Insured Benefits. In connection with this
Article II, the Company may provide certain benefits in the form of premiums of insurance coverage. The Company is not itself promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company does not or cannot pay benefits it owes to Executive or his beneficiaries under the insurance policy, neither Executive nor his personal representative or beneficiary shall have any claim for benefits against the Company.

     2.7 Expenses. Executive shall be entitled to receive reimbursement from the Company (in accordance with the policies and procedures then in effect for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services under this Employment Agreement.

     2.8 Indemnification. The Company shall indemnify Executive and hold him harmless from any and all claims and liabilities arising out of his employment and service as an employee and officer, or in any other applicable capacity, to the extent consistent with Company policies on indemnification for employees and officers generally, including those in the

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Company's by-laws, insurance policies covering directors' and officers'
liability and other relevant documents and policies.

III. Termination of Executive's Employment

     3.1 Termination of Employment. Except for termination of Executive's employment by reason of Executive's disability, Executive's employment under this Agreement may be terminated by Executive or the Company at any time for any reason by providing written notice to the other party of such termination. If Executive terminates this Agreement for any reason, he agrees to provide 90 days notice prior to the effective date of termination (the "Termination Date"). This Agreement shall terminate in its entirety immediately upon the death of Executive.

     3.2 Severance. (a) If Executive's employment hereunder is terminated by the Company without cause (as defined below) or by Executive for good reason (as defined below), the Company will pay to Executive (i) his salary through the Termination Date and for a period of one year after the Termination Date and
(ii) his Prorated Incentive Bonus (as defined below) after the end of the fiscal year in which termination occurs.

     (b) If Executive's employment hereunder is terminated for any other reason, including by Executive's resignation from his employment (other than for good reason), the Company will pay to Executive his salary through the Termination Date.

     (c) Executive's salary paid pursuant to Section 3.2(a) may, at the Company's option, be paid continuing on the normal payroll periods of the Company or in one or more lump sums. Other than as expressly provided to the contrary in this section or under applicable law, Executive's rights to compensation and benefits shall cease on the Termination Date.

     3.3 Definitions. (a) The "Prorated Incentive Bonus" shall mean Executive's incentive bonus for the fiscal year during which the Termination Date occurs, prorated to reflect the number of days during such year that Executive was employed by the Company. The Prorated Incentive Bonus shall be calculated and paid within 90 days after the end of the fiscal year, based on the actual financial results of the Company.

     (b) Termination "without cause" shall mean, and be limited to, termination of Executive's employment by the Company other than as a result of (i) death,
(ii) disability, (iii) ??? or (iv) "cause", which is defined as and limited to the following: (A) failure by or ??? of Executive to substantially perform Executive's duties hereunder, or substantial neglect ??? duties, after receiving written notice from the Company and failing to cure such failure, ??? or neglect within 30 days, or other breach of this Agreement by Executive; (B) ??? of a felony or a crime of moral turpitude by Executive or other public misconduct by ???, in any event which is materially detrimental to the reputation of the Company; or (C) ??? or violation of any fiduciary duty or duty of loyalty owed by the Executive to the ???.

     (c) Termination or resignation by Executive for "good reason" shall mean, and be ??? to, resignation following: (i) any action by the Company which results in a material

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diminution or material adverse change in Executive's title, authority, duties or responsibilities; (ii) any failure of the Company to pay Executive the salary and any other amounts due hereunder as and when required or any other failure of the Company to perform its material obligations to Executive hereunder in any material respect if such failure continues uncured for ten (10) days after written notice thereof, specifying the nature of such failure and requesting that it be cured, as given by Executive to the Company; (iii) any action by the Company requiring Executive to be based at any office or location other than the office of the Company located in Collegedale, Tennessee; provided, however, that this Section 3.3(c)(iii) shall not apply to a general relocation of the offices of the Company to a location not more than 35 miles from the Company's current office; or (iv) upon the occurrence of an Event of Default (as defined in that certain Promissory Note dated the date hereof and issued by Empi to RME in the principal amount of $1,000,000 (the "Note")), if (A) the effect of such occurrence is to permit the acceleration of the Note, and the Note is accelerated and immediately due and payable in accordance with its terms and (B) Executive resigns his employment hereunder within 90 days following such Event of Default.

      3.4 Disability. If Executive has become unable, due to the condition of his physical, mental or emotional health, to regularly perform the duties of his employment hereunder for a continuous period of more than 120 consecutive days, the President of Empi may, in his discretion, determine that Executive will not return to work and terminate his employment under this Agreement by giving Executive written notice of termination due to disability.

IV.   Non-Competition, Confidentiality and Trade Secrets

      4.1 Agreement Not to Compete. Executive agrees that, while he is employed by the Company or its affiliate and until the later of (i) four years after the date of this Agreement or (ii) one year after the Termination Date, he will not, unless he receives the prior written approval of the Company, directly or indirectly engage in any of the following actions:

          (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant, independent contractor or otherwise, any entity whose business, products or services compete directly or indirectly with those of the Company or Empi, for which purpose a competing business is defined as one engaged in the manufacturing, distributing or marketing of physical therapy equipment and products for use in homes and clinics in the United States. However, nothing in this subsection (a) shall preclude Executive from holding less than one percent of the outstanding capital stock if any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System, or traded in the over-the-counter market.

          (b) (i) Induce or attempt to induce any person who is then an employee of the company or any of its affiliates to leave the employ of the Company or any of its affiliates, (ii) or any way interfere with the relationship between the Company or any of its affiliates and any with employee of the Company or any of its affiliates or (iii) employ or otherwise engage as an

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employee, independent contractor or otherwise any such employee or independent contractor (including sales representatives) of the Company or any of its affiliates.

        (c) Intentionally solicit, request, advise or induce any person or entity that was a customer, client or supplier of the Company or any of its affiliates during the twelve (12) calendar month period immediately preceding the Termination Date to cancel, curtail or otherwise adversely change its relationship with the Company or such affiliate, in any manner or capacity.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

     4.2 Non-Disclosure of Information. During the period of his employment hereunder, and at all times thereafter, Executive shall not, without the written consent of the Company, disclose to any person, other than an employee of the Company, or any of its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company, except where such disclosure may be required by law, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, technology, information, services, customers, methods, or plans unless and to the extent that such confidential information is or becomes generally known to and available for use by the public other than as a result of unauthorized disclosure by Executive. Executive acknowledges that all of such confidential information is a valuable, special, and unique asset, the disclosure of which Executive acknowledges may be materially damaging to the Company.

     4.3 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 or Section 4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

     4.4 Termination. Upon the occurrence of an Event of Default (as defined in the Note), the effect of such occurrence is to permit the acceleration of the Note, and the Note is accelerated and immediately due and payable in accordance with its terms, then the restrictions set forth in Section 4.1(a) of this Agreement shall terminate at the time Executive's employment with the Company terminates and thereafter Executive shall have no further obligations under such
Section 4.1(a). All other terms and conditions of this Agreement will remain in full force and effect.

V.   Miscellaneous

     5.1 Amendment. This Agreement may be amended only in a writing that is signed by the parties.

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     5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to the employment of the Executive by the Company. There are no other agreements, conditions, or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements, promises, and representations relating to the employment of Executive by the Company.

     5.3 Assignment. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or obligations under this Agreement.

     5.4 Successors. Subject to Section 5.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive's heir and the personal representative of Executive or Executive's estate.

     5.5 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

          If to the Company, to:

          RME Acquisition Corp.
          c/o Empi Corp.
          599 Cardigan Road
          Shoreview, MN 55126
          Attention: Patrick D. Spangler, Exec. Vice President and CFO

          If to Executive, to:

          H. Allen Hughes, Jr.
          6001 Pebblebrook Lane
          McDonald, TN 37353

          with a copy to:
          Shumacker Witt Gaither & Whitaker, P.C.
          701 Market Street, Suite 500
          Chattanooga, TN 37402
          Attention: John K. Culpepper

or such other addresses as either party may designate in writing to the other party from time to time.

     5.6 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other

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provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the President of Empi.

     5.7 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal, or unenforceable provision shall be deemed replaced by a provision that is valid, legal, and enforceable and that comes closest to expressing intention of the parties.

     5.8 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     5.9 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.10 Counterparts. This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the ??? set forth above.



                                          RME Acquisition Corp.

                                          By:  /s/ Patrick D. Spangler
                                             -----------------------------------
                                                Patrick D. Spangler
                                          Its:  Executive Vice President and CFO


                                          EXECUTIVE


                                          /s/ H. Allen Hughes Jr.
                                          --------------------------------------
                                          H. Allen Hughes, Jr.

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